UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2016

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, and as disclosed on a Current Report on Form 8-K filed on June 13, 2016, Terrance R. Dolan, Vice Chairman, Wealth Management and Securities Services, of U.S. Bancorp (the "Company") has been appointed to the position of Vice Chairman and Chief Financial Officer, effective August 1, 2016. At its meeting on June 20, 2016, the Compensation and Human Resources Committee of the Company’s Board of Directors approved the following compensation arrangements for Mr. Dolan in his new position.

As of August 1, 2016, Mr. Dolan will receive an increase in his base salary to an annualized amount of $575,000 and will be eligible to receive an annual cash incentive award with a target value of 125% of his base salary. In addition, Mr. Dolan will receive a one-time long-term equity award, valued at $100,000 as of the grant date of July 21, 2016, which will be granted 75% in the form of performance-based restricted stock units and 25% in the form of nonqualified stock options. Mr. Dolan will continue to be eligible to receive annual long-term equity awards. Detailed information about the equity awards and other aspects of the Company’s executive compensation program can be found in its 2016 proxy statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

June 24, 2016	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: Executive Vice President and General Counsel